EXHIBIT 2.1



                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into on January 15, 2003 by and between MAGNOLIA VENTURES, INC., a Nevada corporation ("Magnolia"), and RICHARD HENRY ("Selling Stockholder"), the sole stockholder of AP HENDERSON GROUP, a Nevada corporation ("AP Henderson").

                                 R E C I T A L S


         A. Magnolia has authorized capital stock consisting of 25,000,000 shares of common stock, $.001 par value ("Magnolia Common Stock"), of which 21,000,000 shares are issued and outstanding, and 10,000,000 shares of blank check preferred stock, $.01 par value, none of which is outstanding.

         B. AP Henderson has an authorized capitalization consisting of 5,000,000 shares common stock, $.001 par value ("AP Henderson Common Stock"), of which 10,000 shares ("AP Henderson Shares") are issued, outstanding and held by the Selling Stockholder.

         C. The Selling Stockholder wishes to sell, and Magnolia wishes to acquire, all of the AP Henderson Shares on the Closing Date (as defined below), in exchange for the issuance of 3,000,000 shares of Magnolia Common Stock. subject to and upon the terms and conditions hereinafter set forth.

                                A G R E E M E N T

         It is agreed as follows:

         1.  SECURITIES PURCHASE.

                  1.1 AGREEMENT TO TRANSFER SECURITIES. Subject to the terms and upon the conditions set forth herein, the Selling Stockholder agrees to sell, assign, transfer and deliver to Magnolia, and Magnolia agrees to purchase from Selling Stockholder, at the Closing, the AP Henderson Shares owned by the Selling Stockholder in exchange for 3,000,000 shares of Magnolia Common Stock ("Magnolia Shares").

                  1.2  INSTRUMENTS OF TRANSFER.

                           (a)  AP  HENDERSON  SHARES.  The  Selling Stockholder
hereby endorses, assigns and transfers to Magnolia all of his right and interest in and to the AP Henderson Shares. From time to time after the Closing Date, and without further consideration, the Selling Stockholder will execute and deliver such other instruments of transfer and take such other actions as Magnolia may reasonably request in order to more effectively transfer to Magnolia the securities intended to be transferred hereunder.

                           (b)  MAGNOLIA  SHARES.  Magnolia  shall  deliver  to
the Selling Stockholder on the Closing Date an original certificate evidencing Magnolia Shares, in form and substance satisfactory to the Selling Stockholder, in order to effectively vest in the Selling Stockholder all right, title and interest in and to the Magnolia Shares. From time to time after the Closing Date, and without further consideration, Magnolia will execute and deliver such other instruments and take such other actions as the Selling Stockholder may reasonably request in order to more effectively issue to him Magnolia Shares.


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                  1.3  CLOSING.  The  closing  ("Closing")  of the  transactions contemplated by Section 1.1 of this Agreement shall take place at the offices of Oppenheimer Wolff & Donnelly LLP, located at 840 Newport Center Drive, Suite 700, Newport Beach, California, at 4:00 p.m., local time, on January 15, 2003, or at such other time and place as may be agreed to by the Selling Stockholder and Magnolia ("Closing Date").

         2.  REPRESENTATIONS   AND  WARRANTIES  OF  THE  SELLING   STOCKHOLDER.
The Selling Stockholder hereby represents, warrants and covenants to and with Magnolia as follows:

                  2.1 POWER AND AUTHORITY. The Selling Stockholder has all requisite individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of the Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Selling Stockholder has been taken and no further authorization on the part of the Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of the Selling Stockholder enforceable in accordance with their respective terms.

                  2.2 OWNERSHIP OF AND TITLE TO SECURITIES. The Selling Stockholder represents that he is the sole owner of all of the issued and outstanding shares of AP Henderson Common Stock and that there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any securities of AP Henderson held by the Selling Stockholder or any other persons. The Selling Stockholder represents that the Selling Stockholder has and will transfer to Magnolia good and marketable title to the AP Henderson Shares, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances.

                  2.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. The Selling Stockholder represents that, to his best knowledge, no order of any court or administrative agency is in effect which restrains or prohibits the Selling Stockholder from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of the Selling Stockholder's consummation of the transactions contemplated hereby.

                  2.4 APPROVALS AND CONSENTS. The Selling Stockholder represents that, to his best knowledge, there are no permits, consents, mandates or approvals of public authorities, either foreign, federal, state or local, or of any third party necessary for the Selling Stockholder's consummation of the transactions contemplated hereby.

                  2.5 INVESTMENT AND RELATED REPRESENTATIONS. The Selling Stockholder is aware that neither the Magnolia Shares nor the offer or sale thereof to the Selling Stockholder has been registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), or under any foreign or state securities law. The Selling Stockholder acknowledges that the Magnolia Shares are being offered pursuant to Section 4(2) of the Securities Act and that the Magnolia Shares will be characterized as "restricted" securities under U.S.


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federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Selling Stockholder agrees that the Selling Stockholder will not sell all or any portion of the Magnolia Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Selling Stockholder understands that the certificate for Magnolia Shares issued to the Selling Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with an appropriate legend summarizing the restrictions described in this Section 2.5 and that Magnolia shall refuse to transfer the Magnolia Shares except in accordance with such restrictions.

         3.  MISCELLANEOUS.

                  3.1 CUMULATIVE REMEDIES. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

                  3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  3.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  3.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  3.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

                  3.6 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed in California. In the event of any dispute under this Agreement, the parties agree that the jurisdiction for the resolution of any such dispute will be any appropriate court located in Los Angeles, California.


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         IN WITNESS WHEREOF,  each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

                                   "Magnolia"

                                   MAGNOLIA VENTURES, INC.,
                                   a Nevada corporation



                                   By:  /s/ RICHARD LUI
                                      __________________________________________
                                            Richard Lui, Assistant Secretary




                                   "Selling Stockholder"


                                   By:  /s/ RICHARD HENRY
                                      __________________________________________
                                            Richard Henry


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